Exhibit 10.1

Orange Door Capital, LLC PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) dated November 16, 2017 between Orange Door Capital, LLC (“Company”) and the merchant or other business listed below (“Merchant”).

MERCHANT INFORMATION

Business Legal Name: VPR Brands LP

D/B/A: HoneyStick, VaporX, Vaporin, Krave, Helium                State of Incorporation/Organization: FL

Type of entity:

Corporation

Physical Address: 3001 Griffin Road                        City: Dania Beach                        State: FL                            Zip: 33312

Mailing Address: SAME                                                City:                                                 State:                                 Zip:

Date Business Started: 2009                             Federal Tax ID or Social Security #: 30-0956562

Contact Name: Kevin Frija                    Position: Owner

Phone: 305.749.2676           Fax: 954.371.0097                            Email:                                           Website: www.vprbrands.com,
www.vapehoneystick.com

PURCHASE AND SALE OF FUTURE RECEIVABLES

In exchange for payment by Company to Merchant of the purchase price specified below (“Purchase Price”), Company hereby purchases from Merchant and Merchant hereby sells to Company all of Merchant’s right, title and interest in and to the amount specified below (“Specified Amount”) of Merchant’s future receivables (“Future Receivables”) arising from electronic payments by Merchant’s customers with credit or debit cards, checks that are processed and converted electronically, or any other electronic payment to Merchant (“Electronic Payments”). Merchant will remit the Specified Amount of Future Receivables to Company in one of the two following ways:

(1) by authorizing and directing a processor acceptable to Company (“Processor”) to pay Company each day an amount of cash equal to the percentage specified below (“Specified Percentage”) of all Electronic Payment receivables settled by Processor to Merchant on the day in question (“Receivables”); or (2) by debiting each day an amount of cash equal to the Specified Percentage of the Receivables from a deposit account established by Merchant that is approved by Company (the “Account”). Company may decide in its sole discretion which of the two methods it will accept for the remittance of the Specified Percentage and will notify Merchant prior to delivering the Purchase Price to Merchant. Company will continue to receive the Specified Percentage of Receivables until Merchant has remitted to Company the entire Specified Amount and Applicable Fees. A list of all fees applicable under this agreement is contained in Appendix A.

Purchase Price = $ 240,000 Specified Amount = $312,000 Specified % = Addendum

GUARANTEE BY OWNER(S)

The owners of Merchant (such owners, whether shareholders, partners, members or other owners are jointly and severally referred to herein as “Owner”) personally guarantee the performance of all of the covenants and the truth and accuracy of all of the representations

THE MERCHANT / OWNER HAS REVIEWED AND AGREES TO THE TERMS OF THIS CONTRACT, INCLUDING THE ARBITRATION CLAUSE IN SECTION 4.15, AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF IT.

MERCHANT / OWNER REPRESENTATIVE

By: Kevin Frija                                                                  /s/ Kevin Frija

            (Print Name)                                                                                (Signature)

By:

            (Print Name)                                                                                (Signature)

By:

            (Print Name)                                                                                (Signature)

By:

            (Print Name)                                                                                (Signature)

Orange Door Capital, LLC:

                                         (Orange Door Capital, LLC Officer)                                    (Signature)

Each of the parties is obligated upon his, her or its execution of the Agreement to all terms of the Agreement, including the Additional Terms set forth below. Each of above-signed Merchant and Owner represents that he or she is authorized to sign this Agreement and that the information provided in this Agreement and in all of Company’s forms is true, accurate and complete in all respects. If any such information is false or misleading, Merchant shall be deemed in material breach of all agreements between Merchant and Company and Company shall be entitled to all remedies available under law. An investigative or consumer report may be made or requested by Company in connection with the Agreement.

Merchant and each Owner authorize Company, its agents and representatives and any credit reporting agency engaged by Company, to (i) investigate any references given or any other statements or data obtained from or about Merchant or its Owner for the purpose of this Agreement, and (ii) pull credit reports at any time, so long as Merchant and/or Owner continue to owe any obligation to Company as a consequence of this Agreement or in order for Company to determine Merchant’s eligibility to enter into any future agreement with Company.

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ADDITIONAL TERMS OF THE PURCHASE AGREEMENT

Capitalized terms used but not defined in these Additional Terms of the Purchase Agreement shall have the meanings assigned to such terms above.

I.   PROCESSING TERMS AND ARRANGEMENTS. Section 1.1. Processing Agreement. If Company elects to accept the remittance of the Specified Percentage directly from Processor, Merchant (i) will enter, or has already entered, into an agreement acceptable to Company with Processor to obtain processing services (“Processing Agreement”) and (ii) irrevocably authorizes and instructs Processor to pay daily the cash attributable to the Specified Percentage of Receivables to Company rather than to Merchant until Company receives the cash equal to the entire Specified Amount. This authorization may be revoked only by written consent of Company. Merchant agrees that Processor may rely upon the instructions of Company, without any independent verification, in paying the Specified Percentage of Receivables to Company. Merchant waives any claim for damages it may have against Processor in connection with actions taken based on instructions from Company or the actions or omissions of Company, unless such damages were due to Processor’s failure to follow Company’s reasonable instructions. Merchant acknowledges that (a) Processor is not an affiliate of Company, (b) Company does not have any power or authority to control Processor’s actions with respect to the processing of Electronic Payment transactions, and (c) Company is not responsible for, and Merchant agrees to hold Company harmless for, the actions of Processor. If Processor transfers to any account of Merchant or Owner any funds that should have been transferred to Company pursuant to Sections 1.1 and 1.2 hereof, or if Merchant otherwise has monies deposited in its or Owner’s account(s) that otherwise should have been transferred to Company pursuant to Sections 1.1 and 1.2 hereof, Merchant and/or Owner shall immediately segregate and hold all such funds in express trust for Company’s sole and exclusive benefit.

Section 1.2. Instructions to Processor. Merchant irrevocably authorizes and instructs Processor to hold the Specified Percentage of Receivables on behalf of Company and to remit directly to Company the cash equal thereto at the same time it remits to Merchant the cash equal to the Receivables less the Specified Percentage. Merchant acknowledges and agrees that Processor shall provide Company with Merchant’s Electronic Payment transaction history from time to time upon request by Company. This Agreement does not prohibit, limit or alter the rights possessed by Processor pursuant to the Processing Agreement, including but not limited to Processor’s right to withhold, debit, offset or chargeback funds sent to or to be sent to Merchant or, funds that may become owing to Processor, or to terminate the Processing Agreement.

Section 1.3. Indemnification. Merchant indemnifies and holds Processor, its officers, directors, affiliates, employees, agents and representatives harmless from and against all losses, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered or incurred by Processor resulting from actions taken by Merchant.

Section 1.4. Processing Fees. Processor may charge certain fees for processing Electronic Payment transactions and providing related services as set forth in the Processing Agreement (the “Processing Fees”) and such Processing Fees and other amounts, fees, charges, fines and penalties, may be deducted from the gross amount of Electronic Payment receivables before determining the amount of Receivables payable to Merchant, to which the Specified Percentage will be applied.

Section 1.5. No Modification or Termination of Processing Agreement. Merchant will comply with the Processing Agreement and will not modify the Processing Agreement in any manner that could have a material adverse effect upon Company’s interests, without Company’s prior written consent. Merchant will not terminate the Processing Agreement, nor do anything that may cause the Processing Agreement to be suspended or terminated, until the Specified Amount has been remitted to Company. Until the Specified Amount has been remitted to Company, Merchant may not replace Processor, or enter into an agreement with another payment processing company, without the prior written consent of Company.

Section 1.6. Account. If Company agrees to accept the remittance of the Specified Percentage by debiting the Account, Merchant agrees to complete all necessary forms to establish the Account. Company may, in its sole discretion, require Merchant to establish a new deposit account to replace and become the Account at a financial institution reasonably selected by Company. Merchant shall cause all proceeds of Receivables to be deposited in the Account. Until the Specified Amount is remitted in full to Company, Merchant shall maintain in the Account a minimum balance equal to $2,000 (“Minimum Balance).

Merchant acknowledges and agrees that any funds deposited in the Account by Merchant’s card processor will remain in the Account until the cash equal to the Specified Percentage is withdrawn by Company, and then the remaining funds, minus the Minimum Balance, will be forwarded to the account identified by the account name, account number and bank name and address that is shown on the face of the voided check that Merchant shall provide to Company along with this Agreement, the delivery of which voided check is a condition precedent to Company’s obligations under this Agreement, (“Merchant’s Account”). Merchant and Owner authorize Company to debit funds directly from the Account, and agree to not revoke or cancel such authorizations until such time as Company has received the entire Specified Amount. Merchant acknowledges and agrees that Company may issue a pre- notification to Merchant’s bank(s) with respect to such debit transactions. Within twenty-four (24) hours of any request by Company, Merchant shall provide, or cause Merchant’s card processor to provide, Company with records and other information regarding Merchant’s Electronic Payment sales, the Account and any other bank accounts of Merchant or Owner. If Merchant has monies deposited in its or Owner’s account(s) that otherwise should have been transferred to Company pursuant to this Section 1.6, Merchant and/or Owner shall immediately segregate and hold all such funds in express trust for Company’s sole and exclusive benefit. Section 1.7. Processing Trial. After this Agreement has been signed by both Merchant and Company but prior to Company’s determination as to whether to pay the Purchase Price, Merchant agrees to permit Company to conduct a short processing trial (the “Processing Trial”) to ensure that Merchant’s Electronic Payment transactions are being correctly processed through Processor or to the Account and that the cash attributable to the Specified Percentage of Receivables will be appropriately remitted to Company. Company agrees to make a determination as to whether to purchase the Specified Amount promptly after the commencement of the Processing Trial. If Company elects to purchase the Specified Amount, then all of the cash received by Company in connection with the Processing Trial prior to the payment of the Purchase Price shall be applied to reduce the Specified Amount. Nothing herein shall create an obligation on behalf of Company to purchase any Future Receivables, and Company expressly reserves the right to not purchase the Specified Amount and not pay the Purchase Price to Merchant. If Company decides to not purchase the Specified Amount and not pay the Purchase Price, this Agreement shall have no further effect and Company shall, promptly after receipt from Processor or the Account, return to Merchant any cash received by Company in connection with the Processing Trial.

Section 1.8. Excess Cash. If the amount of cash remitted to Company pursuant to this Agreement exceeds the Specified Amount (such excess being the “Excess Cash”) by at least $50.00, Company agrees to pay such Excess Cash to Merchant within 30 days after receipt thereof by Company. In the event the Excess Cash is less than $50.00, Company agrees to pay such Excess Cash to Merchant within 30 days after its receipt of a written request from Merchant, provided such request is made within 90 days of Company’s receipt of such Excess Cash. Company has no obligation to take any action (including against Processor) with respect to any cash being held by Processor, which will become Excess Cash once it is paid by Processor to Company, prior to the receipt of such Excess Cash by Company, and that Processor shall have no liability to Merchant for any Excess Cash.

Section 1.9. Reliance on Terms. The provisions of this Agreement are agreed to for the benefit of Merchant, Owner, Company, and Processor and, notwithstanding the fact that Processor is not a party to this Agreement, it may rely upon the terms of this Agreement and raise them as defenses in any action.

Section 1.10. Estoppel Certificate. Merchant will at any time, and from time to time, upon at least one (1) day’s prior notice from Company to Merchant, execute, acknowledge and deliver to Company and/or to any other person, person firm or corporation specified by Company, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Specified Amount or any portion thereof has been repaid.

II.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

Merchant and each Owner represent, warrant and covenant the following as of the date of this Agreement and continuing until the Specified Amount is paid in full to Company: Section 2.1. Merchant General Business Covenants. Merchant agrees (i) to use its best efforts to conduct its business consistent with past practice; (ii) to not take any action, including changing its arrangements with Processor, to discourage the use of Electronic Payments and to not permit any event to occur that could have an adverse effect on the use, acceptance or authorization of Electronic Payments for the purchase of Merchant’s services and/or products; (iii) to not open a new bank account other than the Account to which Electronic Payment settlement proceeds will be deposited and to not take any action to cause Future Receivables to be settled or delivered to any bank account other than the Account; and (iv) not to sell, dispose, convey or otherwise transfer its business or assets without the express prior written consent of Company and the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation reasonably satisfactory to Company.

Section 2.2. Business Information. All information (financial and other) provided by or on behalf of Merchant to Company in connection with the execution of or pursuant to this Agreement is true, accurate and complete in all respects. Merchant shall furnish Company such additional information as Company may request from time to time.

Section 2.3. Reliance on Information. All information (financial and other) provided by or on behalf of Merchant has been relied upon by Company in connection with its decision to purchase the Specified Amount of Future Receivables and is true, accurate and complete in all respects.

Section 2.4. Default Under Other Contracts; Compliance. Merchant’s execution of and/or performance under this Agreement will not cause or create an event of default by Merchant under any contract with another person or entity. Merchant is not in default under any of the terms, covenants and conditions of any other agreement with Company. Merchant is in compliance with any and all applicable federal, state and local laws and regulations and rules and regulations of card associations and payment networks. Merchant possesses and is in compliance with all permits, licenses, approvals, consents, registrations and other authorizations necessary to own, operate and lease its properties and to conduct the business in which it is presently engaged.

Section 2.5. Authorization. Merchant and the person(s) signing this Agreement on behalf of Merchant have full power and authority to enter into and perform the obligations under this Agreement and the Processing Agreement, all of which have been duly authorized by all necessary and proper actions.

Section 2.6. Insurance. Merchant shall maintain insurance in such amounts and against such risks as are consistent with past practice and shall show proof of such insurance upon the request of Company.

Section 2.7. Change Name or Location. Merchant does not and shall not conduct Merchant’s business under any name other than as disclosed to Company and Processor and shall not change its jurisdiction of organization, ownership or other legal structure without the prior written consent of Company, which consent may be withheld for any reason. Merchant shall not change its place of business or transport or move, interrupt, suspend, dissolve or terminate its business without advance, written notice to Company.

Section 2.8. Exclusive Use of Processor. Merchant understands and agrees that if Company elects to accept the remittance of the Specified Percentage directly from Processor, until the Specified Amount is paid in full to Company, the services of Processor are the exclusive means by which Merchant can and shall process its Electronic Payment transactions. Merchant shall not take any action that has the effect of causing the Processor to be changed to another processor. Merchant has not been notified by Processor and is not aware of any fact that would trigger the termination or suspension of the Processing Agreement or the creation of a reserve account. If Merchant receives such notice, Merchant shall immediately notify Company. If Merchant’s action or inaction results in the Processing Agreement being terminated or suspended, Company may immediately debit the difference between (x) the Specified Amount, and (y) the portion of the Specified Amount that Company has received to date by initiating a debit via the Automatic Clearing House (ACH) system from Merchant’s Account or such other bank account that

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Merchant maintains, or any bank account maintained by each Owner.

Section 2.9. Exclusive Use of Account. Merchant understands and agrees that if Company elects to accept the remittance of the Specified Percentage by debiting the Account, until the Specified Amount is paid in full to Company, all proceeds of Receivables shall be deposited into the Account. If Merchant’s action or inaction results in the Account being terminated or suspended, Merchant and each Owner irrevocably authorizes Company or its designated successor to immediately withdraw the difference between (x) the Specified Amount, and (y) the portion of the Specified Amount that Company has received to date by initiating a debit via the Automatic Clearing House (ACH) system from Merchant’s Account or such other bank account that Merchant maintains, or any other bank account maintained by each Owner.

Section 2.10. Working Capital Funding. Merchant shall not enter into any other arrangement, agreement or commitment that relates to or involves Future Receivables, whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Future Receivables or future Electronic Payment sales with any party other than Company.

Section 2.11. Unencumbered Future Receivables. Subject to the terms of the Processing Agreement, Merchant has good, complete and marketable title to all Future Receivables, free and clear of any and all liabilities, liens, claims, charges, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of, Company. Merchant shall make or send notice of any intended bulk sale or transfer by Merchant.

Section 2.12. Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes. Section 2.13. No Bankruptcy/Litigation. As of the date of this Agreement, Merchant does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Merchant. Merchant further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it. There is no action, suit or investigation pending or, to Merchant’s or Owner’s knowledge, threatened against it or any of its assets, before any court or governmental authority which, if determined adversely to it, would have a material adverse effect on Merchant’s business.

Section 2.14. Merchant Fraud. Merchant and Owner shall immediately notify Company if any of the representations, warranties or covenants contained in this Agreement are no longer true. Any false representation or warranty shall constitute fraud against Company, and Merchant consents to entry of a judgment admitting to such fraud in an amount to be determined by the applicable court in favor of Company.

III.	ADDITIONAL TERMS.

Section 3.1. Sale of Future Receivables. Merchant and Company agree that the Purchase Price paid by Company in exchange for the Specified Amount is a purchase of the Specified Amount of Future Receivables and is not intended to be, nor shall it be construed as, a loan or financial accommodation from Company to Merchant. If Merchant’s business slows down and Merchant’s Electronic Payments decrease (and merchant has not violated the terms of this Agreement), Company may not increase the Specified Percentage without Merchant’s prior written consent. If Merchant’s business closes or goes bankrupt (and Merchant has not violated the terms of this Agreement), Merchant and Owner will not be in default under this Agreement. Merchant shall treat this transaction as a sale of assets for all purposes, including but not limited to tax preparation, financial reporting and accounting purposes.

Section 3.2. No Right to Repurchase. Merchant has no right to repurchase the Specified Amount of Future Receivables from Company and Company may not force Merchant to repurchase the Specified Amount.

Section 3.3. Remedies. If any of the representations or warranties contained in this Agreement are not true, accurate and complete, or in the event of a breach of any of the covenants contained in this Agreement, or in the event that any Owner seeks to cancel the guaranty, Company shall be entitled to all remedies available under law, including the right to non judicial foreclosure of any collateral. If Merchant breaches any of the representations or covenants specified in Sections 2.1 through 2.14, Merchant agrees that Company shall be entitled to, but not limited to, damages equal to the amount by which the Specified Amount exceeds the amount of cash received from Receivables that have previously been delivered to Company pursuant to this Agreement. Merchant and Owner agree that Company may automatically debit such damages via the ACH system or wire transfers from Merchant’s Account or such other bank account that Merchant maintains, or any bank account maintained by each Owner. The obligations of Owner, including the guarantee on the first page of this Agreement are primary and unconditional and Owner waives any rights to require Company to first proceed against Merchant. Notwithstanding any other provision of this Agreement to the contrary and provided that Merchant/Owner has no current intention to close or slow down business or file for bankruptcy protection, Merchant will not be in default under this Agreement if Merchant closes its business, files for bankruptcy protection or experiences a business slow down due to any of the following: an act of God; the destruction of Merchant's business (where Merchant played no role in the destruction); the death of the Owner (if the Merchant is a sole proprietorship); the Owner becoming seriously ill or disabled such that he or she can no longer work (if the Merchant is a sole proprietorship); or a decline in Merchant's business caused by market or other forces and despite Merchant's/Owner's good faith efforts to succeed at Merchant's business.

Section 3.4. Financing Statements. To secure performance of all of the obligations of Merchant to Company under this Agreement or any other agreement between Merchant and Company, Merchant grants to Company, immediately upon an event of default under this Agreement or any other agreement between Merchant and Company, a security interest, subject only to the security interest of Processor, if any, in the following property of Merchant wherever found: (a) All personal property of Merchant, including, all accounts, chattel paper, documents, equipment, general intangibles, instruments, inventory (as those terms are defined in Article 9 of the Uniform Commercial Code (“UCC”) in effect from time-to-time in the State of California), and liquor licenses, wherever located, now or hereafter owned or acquired by Merchant; (b) all trademarks, trade names, service marks, logos and other sources of business identifiers, and all registrations, recordings and applications with the U.S. Patent and Trademark Office (“USPTO”) and all renewals, reissues and extensions thereof (collectively “IP”) whether now owned or hereafter acquired, together with any written agreement granting any right to use any IP; and (c) all proceeds with respect to the items described in (a) and (b) above, as the term “proceeds” is defined in Article 9 of the UCC. Merchant understands and agrees that Company may file one or more UCC-1 financing statements (i) at anytime to perfect the interest created under the UCC upon the sale of the account (as that term is defined in the UCC), (ii) after an event of default to perfect the grant of the security interest in the other assets of Merchant described above, and (iii) after an event of default assignments with USPTO to perfect the security interest in IP described above. The UCC-1 financing statements specified in item (i) of the preceding sentence may state that the sale of the Specified Amount is intended to be a sale and not an assignment for security.

Section 3.5. Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant and/or as Owner, in respect of himself or herself personally, authorizes Company to disclose to any third party information concerning Merchant’s and each Owner’s credit standing (including credit bureau reports that Company obtains) and business conduct. Merchant and each Owner hereby waives to the maximum extent permitted by law any claim for damages against Company and any of its affiliates or agents and Processor relating to any (i) investigation undertaken by or on behalf of Company as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement.

Section 3.6. Solicitations. Merchant and each Owner authorizes Company and its affiliates to communicate with, solicit and/or market to Merchant and each Owner via regular mail, telephone, email and facsimile in connection with the provision of goods or services by Company, its affiliates or any third party that Company shares, transfers, exchanges, discloses or provides information with or to pursuant to Section 3.5 and will hold Company, its affiliates and such third parties harmless against any and all claims pursuant to the federal CAN-SPAM ACT of 2003 (Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003), the Telephone Consumer Protection Act (TCPA), and any and all other state or federal laws relating to transmissions or solicitations by any of the methods described above.

Section 3.7. Confidentiality. The terms and conditions of the products and services offered by Company, including this Agreement and any other Company documentation

(collectively, “Confidential Information”) are proprietary and confidential information of Company. Accordingly, unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this Section 3.7.

Section 3.8. Publicity. Merchant and each Owner authorizes Company to use its, his or her name in a listing of clients and in advertising and marketing materials.

IV.	MISCELLANEOUS.

Section 4.1. Modifications; Amendments; Construction. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties affected. The headings of the sections and subsections are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, “including” shall mean “including, without limitation”.

Section 4.2. Notices. All notices, requests, demands and other communications shall be in writing and shall be delivered by mail, overnight delivery or hand delivery to the respective parties to this Agreement. Notices to Company shall be sent to the following address:

Orange Door Capital

330 E. Lambert Road, Suite 275

Brea, CA 92821

Section 4.3. Waiver; Remedies. No failure on the part of Company to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law or equity.

Section 4.4. D/B/A’s. Merchant understands and acknowledges that Company may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between Company and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

Section 4.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Merchant, Owner, Company and their respective successors and assigns, except that Merchant and Owner shall not have the right to assign its rights or obligations under this Agreement or any interest in this Agreement without the prior written consent of Company, which consent may be withheld in Company’s sole discretion. Company reserves the right to assign this Agreement or its rights or obligations hereunder with or without prior notice to Merchant.

Section 4.6. Governing Law. This Agreement, all transactions it contemplates, the construction of the terms of the Agreement and all transactions, and the interpretation, performance and enforcement of the rights and duties of Merchant, Company and each individual signatory shall be governed by and construed in accordance with the laws of the State of California, without regards to any applicable principles of conflicts of law. Without limiting the generality of the foregoing, the Parties agree that the laws of the State of California shall govern the entire relationship between and among the Parties, including, without limitation, all issues or claims arising out of, relating to, in connection with or incident to this Agreement and any transaction it contemplates, whether such claims are based in tort, contract, or arise under statute or in equity. The Parties acknowledge and agree that this Agreement is made and performed in the State of California.

Section 4.7. Costs. Company shall be entitled to receive from Merchant and/or Owner, and Merchant and/or Owner shall pay, all reasonable costs associated with a breach by Merchant of term of this Agreement and the enforcement thereof, including court costs and attorneys’ fees.

Section 4.8. Term and Survival. This Agreement shall continue in full force and effect until all obligations hereunder have been satisfied in full; provided, however, that Sections 1.3, 3.3, 3.6, 3.7, 3.8, 4.6, 4.7, 4.8, 4.11, 4.12, 4.13, 4.14 and

4.15 shall survive indefinitely.

Section 4.9. Severability. In case any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.10. Counterparts and Facsimile Signatures. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signed documents scanned in .pdf (or similar) format shall have the same legal

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force and effect as an original of such signature and shall be treated as an original document for evidentiary purposes.

Section 4.11. Limitation of Liability. In no event will Processor or Company be liable for any claims asserted by Merchant for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, even if advised of the possibility of such damages, under any theory of law, including any tort or contract theory, each of which is expressly waived by Merchant.

Section 4.12. Entire Agreement. This Agreement contains the entire agreement and understanding between Merchant, Owner and Company and supersedes all prior agreements and understandings, whether oral or in writing, relating to the subject matter unless otherwise specifically reaffirmed or restated in this Agreement. Merchant and Owner each acknowledge and agree that he, she or it is not relying on any representations not specifically embodied in this Agreement. Section 4.13. Jury Trial Waiver. THE PARTIES WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

Section 4.14. Class Action Waiver. THE PARTIES WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST

THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

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Section 4.15. Arbitration Agreement; Class Action Waiver. This Arbitration Clause is an agreement between the Merchant and the Company to arbitrate disputes. “Disputes” has the broadest possible meaning, and includes but is not limited to any and all disputes, claims or controversies, in law or in equity, between the Merchant and the Company arising out of or relating in any way to the Agreement, any prior purchase agreement Merchant entered into with Company (a "Prior Agreement"), the transaction this Agreement contemplates, any prior transaction under a Prior Agreement. “Disputes” include , including without limitation,: (a) any claims of breach of contract, tort, usury, misrepresentation, conversion, fraud, or unfair and deceptive trade practices, or (b) any claim of a violation of any local, state or federal statute, regulation, ordinance, rule, etc.

At the request of either the Merchant or the Company, any Dispute shall be decided in binding arbitration before the Merchant’s choice of the American Arbitration Association (“the AAA”) or any other arbitration organization the Merchant choose and that the Company approves of in writing (“the Arbitration Organization”). The arbitration shall be conducted under the then current rules for the Arbitration Organization. The Merchant can get a copy of the rules from the AAA by calling (1-800-778-7879). The arbitration hearing shall be conducted in the federal district in which the Merchant resides or in which the Agreement was signed.

The Merchant and the Company agree that once the Merchant or the Company have elected to arbitrate, binding arbitration is the exclusive method for resolving any and all Disputes and that under this arbitration clause the Merchant and the Company are waiving the right to a jury trial and the right to bring or participate in any class action in court or through arbitration (this is referred to below as “the Class Action Waiver”).

The arbitrators shall be attorneys or retired judges and shall be selected in accordance with the applicable rules. The arbitration award shall be in writing, but without a supporting opinion unless such an opinion is requested by the Merchant or the Company. If the Merchant elects arbitration first, the Merchant will pay one half of any arbitration filing fee. The Company will pay the rest of the filing fee, and the whole filing fee if the Company elects arbitration first or if the arbitrator determines that applicable law requires the Company to do so or that the Merchant is unable to do so. The Company will pay the arbitration costs and fees for the first day of arbitration, up to a maximum of eight hours. The Company will also pay any fees and charges that the arbitrator determines that the Company must pay in order to assure that this arbitration clause is enforceable. The arbitrator shall decide who shall pay any additional costs and fees. The arbitrator shall have the authority to award fees, costs, and injunctive or equitable relief in accordance with this arbitration clause and applicable law.

If either the Merchant or the Company fail to arbitrate as required under this arbitration clause, the party electing arbitration shall, unless prohibited by applicable law, be entitled to recover its/their attorneys’ fees and costs incurred in compelling the other party to arbitrate the Dispute.

The parties acknowledge and agree that the Federal Arbitration Act (9 U.S.C. § 1 et seq.) shall govern any arbitration under this arbitration clause.

If any part of this arbitration clause conflicts with the terms of any other document or agreement between the parties or the rules of the Arbitration Organization, the terms of this arbitration clause shall prevail. If any part of this arbitration clause other than the Class Action Waiver shall be deemed or found unenforceable for any reason, the remainder of the arbitration clause shall remain enforceable. If the Class Action Waiver shall be deemed or found unenforceable for any reason, the remainder of the arbitration clause shall be enforceable.

The Merchant and the Company agree that the mutual promises in this arbitration clause constitute the consideration necessary to make this arbitration clause enforceable even if the Company does not enter into any further agreements. This arbitration clause shall survive the termination, rescission or payment in full of this Agreement.

The Merchant may opt out of this arbitration clause by notifying the Company in writing of the Merchant’s intent to do so. The Merchant’s election to opt out must be mailed by first class mail postmarked no later than 10 days from the date of this Agreement and addressed to the Company at:

Orange Door Capital, LLC
330 E. Lambert Road, Suite 275
Brea, CA 92821

If more than one Merchant and/or Owner is shown in this contract, all Merchants and/or Owners must elect to opt out in order for the opt-out to be effective.

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APPENDIX A: FEES

Filing Fee. Merchant shall be responsible for fees associated with the proper filing of any financing statements in the appropriate jurisdiction. This fee may vary by state or county but is generally accepted to be equal to half of one percent of the Specified Amount. This fee may be collected directly from the funds being dispersed to purchase receivables if not paid in full before funding. This fee is non-refundable.

Underwriting Fee. This fee is paid by the Merchant to the Company to cover the costs of underwriting. These fees include the cost of credit reports, site surveys, and other administrative costs and proper filing of financing statements. This fee will be calculated as follows: Advances with a Specified Amount of $7,500 or less will be assessed a fee of $295.00, advances with a Specified Amount from $7,501-$50,000 will be assessed a fee of $395.00; advances with a Specified Amount from $50,001-

$100,000 will be assessed a fee of $595.00; advances with a Specified Amount from $100,001-$160,000 will be assessed a fee of $795.00; and advances with a Specified Amount over $160,000 will be assessed a fee of .5% of the Specified Amount.

Monthly Administrative Fee. A $50.00 fee is applied on the initial day of funding and every month thereafter, until the Specified Amount is paid in full

Multiple Site Inspection Fee. For any Merchant who has multiple locations, a fee of $100.00 per additional location will be collected. If this is not paid in advance, this fee will be collected from receipts prior to the collection of the Specified Amount purchased by the Company. This fee is non-refundable.

Wire Transfer Fee. A $45.00 fee is applied for any wire transfer.

Monthly Lockbox Fee (if applicable). A $40.00 fee is applied on the initial day of funding and every 30 days to follow, until the Specified Amount is paid in full.

Bank Account Change Fee. A $65.00 fee is applied anytime the Merchant changes bank accounts during the term of the Agreement.

NSF Fee. A $50.00 fee will be applied to the Merchants account for each check or automated debit returned as NSF or otherwise stopped.

Lockbox Close Fee (if applicable). In the event that a Merchant is notified to change bank account affiliated with the lockbox and Merchant fails to do so within 48 hours, a fee in the amount of $10.00 per day will be applied until the lockbox is closed.

Default Waiver Fee. Upon Merchant's request, the Company may elect in its sole and absolute discretion to waive to occurrence of an event of default hereunder, provided that Merchant shall pay a default waiver fee for each such waiver in the amount of

$5,000.00 to The Company, which shall be due and payable to the Company on demand. Such default waiver fee shall be payable for each event of default. In addition, if a merchant obtains and completes another loan, purchase receivable financing and/or other financing contract without the Company's written approval, then the default fee will be $10,000.00

Card Processor / Bank Change Fee. Merchant shall pay to the Company $5,000.00 in the event that Merchant (i) uses multiple credit/debit/bank card processing terminals without the prior written consent of the Company; or (ii) changes its credit/debit/bank card Processor without prior written consent of the Company; or (iii) changes its bank depository accounts which have been agreed as payment remittance sources without prior written consent of the Company; or (iv) any violation of Section 3.1 of this Purchase Agreement. Such change fee (i) shall be due and payable to the Company on demand; (ii) is not exclusive of, and is cumulative with, any other fee or amount paid or payable to the Company by Merchant pursuant to this agreement; and (iii) shall not be construed as a waiver of any event of default hereunder or as otherwise operating to reduce or limit the Company’s rights or remedies provided for hereunder or at law or in equity.

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